Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-202045) of Vuzix Corporation of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Vuzix Corporation for the year ended December 31, 2014.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

March 31, 2015